UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 15, 2013
ENTERPRISE FINANCIAL SERVICES
CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

Registrant's telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
As previously reported by Enterprise Financial Services Corp, a Delaware corporation (“EFSC” or the “Company”) on a Form 8-K filed with the SEC on December 15, 2008, EFSC Capital Trust VIII, a Delaware statutory trust (the “Trust”), previously issued $25,000,000 of preferred securities in the Trust (the “Preferred Securities”) and the Company issued to the Trust $25,000,000 of its 9.00% Junior Subordinated Deferrable Interest Debentures due 2038 (the “Subordinated Debentures”). On August 15, 2013, at the election of one of the holders, $20,000,000 aggregate face amount of the Preferred Securities were exchanged for a like amount of Subordinated Debentures, which were immediately converted into shares of Common Stock, equal to the aggregate face amount of Trust Securities being exchanged divided by $17.37 (the “Conversion Price”). Upon such conversion, EFSC issued 1,151,410 shares of Company common stock at the Conversion Price to such holder. As an inducement for the holder's conversion of its Preferred Securities, the Company agreed to issue 25,060 shares of the Company's common stock to the holder and to cause the accrued interest through the date of conversion (otherwise payable on the next regular distribution date for the Preferred Securities) to be paid on the date of the conversion. The issuance of the Company's common stock in connection with the transaction is exempt from registration under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemptions from the registration requirements of the Act for transactions not involving any public offering pursuant to Section 4(a)(2) of the Act.

The press release announcing the conversion is attached as Exhibit 99.1 to this report.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit
Number        Description

99.1         Press release dated August 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	August 15, 2013	By:	/s/ Mark G. Ponder
Mark G. Ponder
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit
Number        Description

99.1         Press release dated August 15, 2013.